UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 10, 2017

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

Washington 333-103331 03-0377717
State of Incorporation Commission File No. I.R.S. Employer
Identification No.

3773 West Fifth St., Ste. 301, Post Falls, Id 83854
(Address of principal executive offices) (Zip Code)

(208)457-9442
Registrant’s telephone number

N/A
(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02   Departure of Directors or Certain Officers; Appointment of Certain

Officers;

Departure of a Director and Named Executive Officer

On November 10, 2017, Genesis Financial, Inc. accepted the resignation of Michael B. Lavigne from the board of directors and as corporate secretary. Mr. Lavigne resigned for personal reasons.

Nomination of a Director and Named Executive Officer

On November 10, 2017, the board of directors nominated Roy Rose to fill the vacancies created by Mr. Lavigne's resignation.

Roy Rose, Age 59, has over thirty years of experience in the private equity market as a financial professional.  His experience includes leadership and expertise structuring and investing in leveraged buyouts, real estate, mergers, management buyouts since 1985.

Mr. Rose is the Chief Executive Officer of Whitestone Investment Network, located in Lake Oswego, Oregon since 2014.  Whitestone indentifies small and mid-cap companies in which it can accumulate equity interests helping those companies improve shareholder equity.

During 2013, Mr. Rose was an independent financial consultant.  From 2009 to 2011 he was the cofounder, business development.  From 2011-2012 he was the Chief Executive Officer of Patron Company. Patron was an online retail enterprise which provided funding to schools K-12.

We believe that Mr. Rose's business skills and attributes qualify him to be a member of the Company's board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

Dated: November 13, 2017

/s/ John R. Coghlan

By: John R. Coghlan

Title: President; CEO